UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 10, 2008 (July 9, 2008)
GENESCO INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1415 Murfreesboro Road
Nashville, Tennessee	37217-2895

(Address of Principal Executive Offices)	(Zip Code)
(615) 367-7000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     As previously announced, Robert J. Dennis, 54, President of Genesco Inc. (the “Company”), will assume the additional role of Chief Executive Officer, effective as of August 1, 2008.
     On July 9, 2008, the Compensation Committee of the Board of Directors of the Company (the “Committee”) approved the following changes to Mr. Dennis’ compensation package, effective as of August 1, 2008:
•	Base Salary. The Committee increased Mr. Dennis’ annual base salary to $750,000. This represents an increase of approximately 26% over his current base salary of $595,000.
•	Bonus. Given the Chief Executive Officer’s role in establishing performance objectives under the Company’s Management Incentive Compensation Plan, he does not participate in the plan. The Committee will, however, award Mr. Dennis a Fiscal 2009 bonus calculated using the multiple earned by corporate staff participants for Fiscal 2009. Mr. Dennis’ target bonus for Fiscal 2009 is $600,000.
•	Equity Grant. The Committee approved a grant of 26,057 shares of restricted stock to Mr. Dennis under the Company’s Amended and Restated 2005 Equity Incentive Plan (the “2005 Plan”). The shares subject to the award will vest on the following dates: August 1, 2009 (12,677 shares), August 1, 2010 (12,677 shares) and August 1, 2011 (703 shares). The award is subject to the terms of a restricted share award agreement for executive officers, the form of which has been previously filed with the Securities and Exchange Commission (“SEC”). Due to the lack of shares available for grant under the 2005 Plan, the Committee also conditionally approved a grant of 24,649 shares of restricted stock to Mr. Dennis under the 2005 Plan, as amended, or any successor equity incentive plan. This grant will be subject to and effective upon shareholder approval of an increase in the number of shares available for grant. It is anticipated that the shares subject to the award will vest on the following dates: August 1, 2011 (11,973 shares) and August 1, 2012 (12,676 shares). It is also anticipated that the grant will be subject to terms substantially similar to those in the previously filed form of restricted share award agreement for executive officers. In approving both of these grants, the Committee’s goal was to award Mr. Dennis a total of 50,706 restricted shares that would vest in approximately equal installments over a four-year period.
     Pursuant to the terms of the Company’s share ownership guidelines, as the Company’s Chief Executive Officer Mr. Dennis will be required to hold 60,000 shares of Genesco common stock (including restricted stock grants and vested stock option awards) by August 1, 2013.
     The remaining components of Mr. Dennis’ compensation arrangement with the Company remain unchanged and are described in the Company’s proxy statement filed with the SEC on May 8, 2008. On September 5, 2006, the Company and Mr. Dennis entered into an Employment

Protection Agreement providing for continuation of Mr. Dennis’s employment for three years following a “Change in Control,” as defined therein. The agreement is on substantially the same terms as agreements entered into between the Company and each of its vice presidents and senior vice presidents. Mr. Dennis also continues to be eligible to participate in the Company’s severance plan, voluntary defined contribution plan and Deferred Income Plan and to receive the perquisites described in the Company’s proxy statement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.
Date: July 10, 2008	By:	/s Roger G. Sisson
		Name:	Roger G. Sisson
		Title:	Senior Vice President, Secretary and General Counsel